Exhibit 99.1
Energy Recovery Announces New Share Repurchase Program
•New $25 million repurchase follows two earlier programs for a total of $105 million between November 2024 and August 2025
◦$50 million share repurchase announced in November 2024 was completed in Q4 2024
◦$30 million share repurchase announced in February 2025 is nearing completion
•Board authorization reflects continued strong cash generation and confidence in the company’s ability to fund growth while returning capital efficiently

SAN LEANDRO, Calif. — Aug. 6, 2025 — Energy Recovery, Inc. (Nasdaq: ERII) today announced its Board of Directors approved a share repurchase program to purchase up to $25 million of the company’s outstanding common stock over the next 12 months, beginning in August 2025.

The new program is in addition to two share repurchase programs announced in the last twelve months. The $50 million share repurchase program announced in November was completed in Q4 2024. Under this program, the company repurchased 3.2 million shares for an average price of $15.39 per share. The $30 million share repurchase program announced in February remains ongoing. Under this program, the company repurchased 1.6 million shares in the first half of 2025 at an average price of $13.87 per share. On a combined basis, the company repurchased 4.8 million shares at an average price of $14.90 per share.

“Our growth strategy continues to deliver, generating more cash than we need to reinvest in order to execute our long-term plan. This repurchase reflects our confidence in that plan and the strength of our operations,” said David Moon, Energy Recovery President and CEO.

Under the newly authorized repurchase program, purchases of shares of common stock may be made from time to time through open market trades, block trades and/or privately negotiated transactions, in compliance with applicable state and federal securities laws. The timing and amounts of any purchases will be at management’s discretion and depend on a variety of factors, including business, economic, and market conditions, regulatory requirements, prevailing stock prices, and other considerations. The share repurchase program does not obligate the company to acquire any specific number of shares in any period, and may be expanded, extended, modified, or discontinued at any time without prior notice.

Forward Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our belief that we can improve margins while reducing costs and our expectation that we continue generating cash flow above capital expenditures and growth capital requirements in 2025. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include risks relating to the future demand for our products, risks relating to performance by our customers and third-party partners, risks relating to the timing of revenue, and any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2024, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

About Energy Recovery
Energy Recovery is a trusted global leader in energy efficiency technology. Building on our pressure exchanger technology platform, we design and manufacture reliable, high-performance solutions that generate cost savings, increase energy efficiency, and reduce carbon emissions across several industries. With a strong foundation in the desalination industry, Energy Recovery has delivered transformative solutions that increase operational efficiency and environmental sustainability to our customers worldwide for more than 30 years. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing and R&D facilities in California, with sales and on-site technical support available globally. For more information, please visit www.energyrecovery.com.
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